EXHIBIT 3.6

                                     BYLAWS

                                       OF

          HEMLOCK FEDERAL BANK FOR SAVINGS CHARITABLE FOUNDATION, INC.


                               ARTICLE I. TRUSTEES


Section 1.  General Powers.


     The business and affairs of the Corporation shall be managed under the direction of its Board of Trustees consisting initially of those four individuals named in the Articles of Incorporation. Additional trustees shall be elected within two months of the acceptance for filing by the State of Illinois of the Articles of Incorporation. The trustees shall elect their successors. The Corporation shall have no members. In addition to the powers expressly conferred upon them by these Bylaws, the Board of Trustees may exercise all the powers of the Corporation. From time to time, the Board of Trustees may delegate to officers of the Corporation such powers and duties as it may see fit in addition to those specifically provided in these Bylaws.


Section 2.  Number and Tenure.

     The Board of Trustees shall be elected by the Trustees holding office from time to time. Each Trustee shall hold office for a term of one year and until his or her successor has been elected and qualified. The number of Trustees may, by vote of a majority of the entire Board, be decreased to not less than three or increased to a number not exceeding twenty-five. The Board of Trustees shall keep minutes of its meetings and a full account of its transactions.

Section 3.  Regular Meetings.

     A regular annual meeting of the Board of Trustees shall be held during the month of January in each year, on a day, and at a time and place to be determined by the President or the Trustees. Other regular meetings shall be held on such dates and at such times as may be designated from time to time by the President or by the Trustees.

Section 4.  Special Meetings.

     Special meetings of the Board of Trustees may be called by the President or by any two Trustees.


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Section 5.  Place of Meetings.

     The Board of Trustees may hold its regular and special meetings at such place within or without the State of Illinois as it may from time to time determine. In the absence of such determination, regular and special meetings of the Board of Trustees shall be held at the principal business office of the Corporation.

Section 6.  Notice.

     Notice of the place, day and hour of every regular and special meeting shall be given to each Trustee:

          1. By notice in writing mailed postage prepaid not later than the third day before the day set for the meeting and addressed to the Trustee's last known post office address according to the records of the Corporation;

          2. By telegraphic or telephonic communication or by notice in writing delivered personally or left at the Trustee's residence or usual place of business not later than the second day before the day set for the meeting.

No notice of the time, place or purpose of any meeting need be given to any Trustee, who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice or who attends the meeting.

Section 7.  Quorum.

     A majority of the Board of Trustees shall constitute a quorum for the transaction of business at every meeting; but if at any meeting there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, but not for a period in excess of 30 days, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees.

Section 8.  Vacancies.

     Any vacancy occurring in the Board of Trustees or created by an increase in the number of Trustees may be filled a majority of the remaining Trustees. A Trustee elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.


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Section 9.  Removal.

     At any meeting of the Trustees called for such purpose, any Trustee may, by vote of Trustees, be removed from office, with or without cause, and another may be elected in the place of the person so removed to serve for the remainder of the term.

Section 10.  Compensation.

     Trustees shall receive no compensation for their services as such but may, by resolution of the Board of Trustees, be allowed reimbursement for their expenses actually and reasonably incurred on behalf of the Corporation.

Section 11.  Informal Action by Trustees.

     Any action of the Trustees may be taken without a meeting if a consent in writing setting forth the action taken is signed by all Trustees and filed with the minutes of the Corporation.

Section 12.  Telephone Conference.

     Members of the Board of Trustees or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

Section 13.  Charitable Grants; Publicity.

     Members of the Board of Trustees shall approve all charitable grants by a majority vote. Charitable contributions shall be made primarily to persons or charitable organizations located in communities in which Hemlock Federal Bank for Savings has offices. The Board of Trustees shall require the appropriate officers of the Corporation to publicize by appropriate means the charitable grants and contributions of the Corporation.

Section 14.  Acquisition and Voting of Hemlock Federal Bank for Savings Stock.

     The Board of Trustees shall have full authority and discretion to cause the Corporation to make any investment permitted by law, including the purchase of shares, if any shall be issued, of Hemlock Federal Bank for Savings or any affiliate thereof. In the event that the Corporation shall acquire any shares of Hemlock Federal Bank for Savings or any affiliate thereof, such shares shall be voted in a manner consistent with the policies, rules and regulations of the Office of Thrift Supervision or its successors.


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                              ARTICLE II. OFFICERS


Section 1.  In General.

     The officers of the Corporation shall consist of a President, a Vice-President, a Secretary, and a Treasurer, and whenever deemed advisable by the Board, one or more Assistant Secretaries, Assistant Treasurers or additional Vice-Presidents. The President shall be chosen from among the Trustees. Any two offices, except those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Trustees may from time to time appoint such other agents and employees, with such powers and duties as the Board may deem proper.

Section 2.  President.

     The President shall be the Chief Executive Officer of the Corporation. He or she shall, when present, preside at all meetings of the Trustees; he or she shall have general management and direction of the activities of the Corporation and all powers ordinarily exercised by the president of a corporation; he or she shall have authority to employ an administrator or such other persons, at salaries fixed by resolution of the Board of Trustees, to assist him or her in the general management and direction of the activities of the Corporation; he or she shall have authority to sign and execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments to be executed on the Corporation's behalf.

Section 3.  Vice-President.

     In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order of their election or designated seniority) shall perform the duties of the President, and when so acting, shall have and may exercise all the powers of the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Trustees. The individual serving as the sole or senior Vice- President in a given fiscal year shall automatically succeed to the office of President of the Corporation in the following fiscal year.

Section 4.  Secretary.

     The Secretary shall keep minutes of the meetings of the Board of Trustees, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation, and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Trustees.

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Section 5.  Treasurer.

     If required by the Board of Trustees, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Trustees shall determine, the cost of which shall be borne by the Corporation. He or she shall have charge and custody of all funds and securities of the Corporation, receive and give receipts for monies due to the Corporation, and deposit all such monies in the name of the Corporation in such banks or other depositories as shall from time to time be selected by the Board of Trustees. In general, he or she shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Trustees.

Section 6.  Assistant Officers.

     Each Assistant Secretary and Assistant Treasurer (if any) shall hold office for such period and shall have such authority and perform such duties as the Board of Trustees may prescribe.

Section 7.  Compensation.

     Officers may receive compensation for their services as such, all as determined by resolution of the Board of Trustees, and may, by resolution of the Board of Trustees, be allowed reimbursement for their expenses, actually and reasonably incurred on behalf of the Corporation.

Section 8.  Term of Office and Premature Removal.

     All officers shall serve a term of one year, ending on the last day of the Corporation's fiscal year or until their successors are elected and duly qualified, if later. All incumbent officers may be re-elected to serve in the offices they hold at the time of the election. The Board of Trustees shall have the power at any regular or special meeting to remove any officer upon a showing of sufficient cause. The Board may authorize the President or Vice- President to remove subordinate officers.

Section 9.  Vacancies.

     The Board of Trustees at any regular or special meeting shall have the power to fill a vacancy occurring in any officership.



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                             ARTICLE III. COMMITTEES


Section 1.  Executive Committee of Trustees.

     The Board of Trustees, by resolution adopted by a majority of the Trustees in office, may designate from among its members an Executive Committee consisting of such number of Trustees as may be specified in the resolution, which Committee, to the extent provided in such resolution, shall have and exercise the authority of the Board of Trustees in the management of the Corporation, except that such Committee shall have no authority to amend, alter, or repeal the Bylaws, to elect, appoint or remove any Trustee or officer of the Corporation, or to approve any Articles of Incorporation document required to be filed with the State of Illinois.

Section 2.  Other Committees.

     The Board of Trustees may by resolution constitute and appoint such other committees to perform such other duties and functions as the Board may deem appropriate.

Section 3.  Term of Office.

     Each member of every committee shall continue in office at the pleasure of the Board of Trustees.

Section 4.  Chairman.

     One member of each committee shall be appointed chairman, either directly by the Board of Trustees or in such other manner as the Board of Trustees may prescribe.

Section 5.  Quorum.

     Unless otherwise provided in the resolution of the Board of Trustees designating a committee, a majority of the whole committee shall constitute a quorum and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Section 6.  Rules.

     Each committee may adopt rules for its own government not inconsistent with the Articles of Incorporation, with these Bylaws, with rules adopted by the Board of Trustees, or with any applicable law of the State of Illinois.



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                ARTICLE IV. CONTRACTS, CHECKS, DEPOSITS AND GIFTS


Section 1.  Contracts.

     The Board of Trustees may authorize any officer or officers, agent or agents of the Corporation, in addition to the officers so authorized by these Bylaws, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  Checks, Drafts, Etc.

     All checks, drafts, or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the President and Treasurer of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Trustees.

Section 3.  Deposits.

     All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories (including but not limited to Hemlock Federal Bank for Savings) as the Board of Trustees may select.

Section 4.  Gifts.

     The Board of Trustees may accept on behalf of the Corporation any contribution, gift, bequest or devise for the general purposes or for any special purpose of the Corporation. Such gifts may include, without limitation, cash or securities, including the common stock of Hemlock Federal Bank for Savings or any affiliate thereof.

                          ARTICLE V. SUNDRY PROVISIONS


Section 1.  Fiscal Year.

     The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each calendar year.

Section 2.  Seal.

     The seal of the Corporation shall be circular in form with the names of the Corporation inscribed around the outer edge, and in the center shall be inscribed the word "Illinois" and the year of incorporation. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a

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corporate  seal to affix the word  "(SEAL)"  adjacent  to the  signature  of the authorized officer of the Corporation.

Section 3.  Indemnification.

     To the maximum extent permitted by the State of Illinois Business Corporation Act of 1983 and the Illinois General Not For Profit Corporation Act of 1986 as from time to time amended, the Corporation shall indemnify its currently acting and its former trustees, officers, agents and employees for all expenses and liabilities, including counsel fees, reasonably incurred or imposed upon such members of the Board, officer or employee in connection with any threatened, pending, or completed action, suit or preceding to which he or she may become involved by reason of his or her being or having been a member of the Board, officer, or employee of the Corporation, or any settlement thereof, unless adjudicated therein to be liable for gross negligence or willful misconduct in the performance of his or her duties. Notwithstanding the foregoing, in the event of a settlement, the indemnification herein provided shall apply only in the event that the Board shall approve such settlement and reimbursement as being in the best interests of the Corporation.

Section 4.  Amendments to Bylaws.

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by a majority of the entire Board of Trustees at any regular meeting or at any special meeting called for that purpose.

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